TEMPLETON FUNDS, INC.

                              ARTICLES OF AMENDMENT

     Templeton Funds, Inc., a Maryland corporation (the "Corporation"), having its principal office in Baltimore City, Maryland, hereby certifies to the State Department of Assessments and Taxation of the State of Maryland that:

     FIRST: The Charter of the Corporation is hereby amended to provide as follows:

     (A) The name of the "Templeton World Fund Class I" class of shares of Common Stock of the Corporation is hereby changed to the "Templeton World Fund Class A" class of shares of Common Stock of the Corporation.

     (B) The name of the "Templeton World Fund Class II" class of shares of Common Stock of the Corporation is hereby changed to the "Templeton World Fund Class C" class of shares of Common Stock of the Corporation.

     (C) The name of the "Templeton Foreign Fund Class I" class of shares of Common Stock of the Corporation is hereby changed to the "Templeton Foreign Fund Class A" class of shares of Common Stock of the Corporation.

     (D) The name of the "Templeton Foreign Fund Class II" class of shares of Common Stock of the Corporation is hereby changed to the "Templeton Foreign Fund Class C" class of shares of Common Stock of the Corporation.

     SECOND: The foregoing amendment to the Charter of the Corporation has been approved by a majority of the entire Board of Directors and is limited to a change expressly permitted by Section 2-605(a)(4) of the Maryland General Corporation Law to be made without action by the stockholders of the Corporation.

     THIRD: The Corporation is registered as an open-end company under the Investment Company Act of 1940, as amended.

IN WITNESS WHEREOF, the Corporation has caused these presents to be signed in its name on its behalf by its Vice President and witnessed by its Secretary on this 23rd day of December, 1998.

                                               TEMPLETON FUNDS, INC.

                                               By:/s/JOHN R. KAY
                                                  -----------------
                                                  John R. Kay
                                                  Vice President

ATTEST:/s/BARBARA J. GREEN
       --------------------
       Barbara J. Green
       Secretary


                                                          Articles of Amendment
                                                          Templeton Funds, Inc.
                                                          Page 1

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     THE UNDERSIGNED, the Vice President of Templeton Funds, Inc., who executed on behalf of the Corporation the foregoing Articles of Amendment of which this Certificate is made a part, hereby acknowledges in the name and on behalf of the Corporation the foregoing Articles of Amendment to be the corporate act of the Corporation and hereby certifies to the best of his/her knowledge, information and belief that the matters and facts set forth herein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.


                                                  /s/JOHN R. KAY
                                             -------------------------
                                                    John R. Kay
                                                    Vice President